Exhibit 10.32

Summary English Translation

Framework Agreement

Party A: Jilin Province Yongxin Chain Drugstore Ltd.

Party B: Liwen Tian

This Agreement is entered into by and between Party A and Party B in connection with consolidation of Party B’s company based upon the principle of equality.

I.
Party A and Party B agree to conduct a consolidation of 12 Baokang retail stores and clinics and establish a new company (“New Company”) in order to further develop the drug retail market in Jilin Province.

II.
Party B guarantees that Party B validly and fully holds the disposal rights of such retail stores and clinics to be transferred to Party A and that there is no mortgage, pledge, security or any third-party claim or potential law suit over such retail stores and clinics. Party B further guarantees that the basic information of the retail stores and clinics that Party B has provided to Party A is true and complete. Otherwise, Party B shall bear all the relevant liabilities herein.

III.
Party A shall pay RMB 8,520,000 in connection with the consolidation, RMB 5,540,000 of which shall be the payment for 65% of the shares of Baokang. Meanwhile, the parties will increase Baokang’s capital by RMB 4,585,000 by contributing according to the parties’ percentage of shareholding (Party A holds 65% shares and Party B holds 35% shares), i.e. Party A shall contribute RMB 2,980,000 and Party B shall contribute RMB 1,600,000. The newly increased capital will be used in the development of retail business in Jilin Province of the New Company.

IV.
The New Company shall be legally established and shall be independent from any interference in terms of operation and accounting. The New Company shall bear its own profit and loss. The profit of the New Company shall be distributed according to the proportion of investment by each shareholder.

V.	The capital of the New Company shall be RMB 6,920,000.

VI.	The percentage of shareholding of the New Company will be as follows:

Party A: 65%

Party B: 35%

VII.	Date of Capital Increase

1.	Party A shall start working on the capital increase from May 31, 2008.

2.	To ensure the performance of this Agreement and protect the interest of Party B, Party A agrees to pay a deposit of RMB 500,000 to Party B within 15 days from the execution date of this Agreement.

VIII.	Breach of Agreement

If Party A fails to complete the payment of the agreed capital contribution within the time provided by this Agreement, Party A shall not get the refund of the deposit.

 If Party A discovers any omission or misrepresentation in the documents, data, or other materials provided by Party B, Party A has the right to request an explanation from Party B and unilaterally terminate the Agreement. In this case, Party B shall return the deposit without any condition.

If Party B unilaterally terminates the Agreement, Party B shall pay double the amount of the deposit to Party A.

IX.	Party B guarantees that Party B’s execution of this Agreement has been authorized by all shareholders of Baokang.

X.	The chairman of the board of directors and the financial officers of the New Company shall be appointed by Party A; the general manager shall be appointed by Party B.

XI.	All shareholders of the New Company shall comply with the Bylaws of the New Company and Corporate Laws and other relevant rules and regulations to perform its rights and duties.

XII.	Any unsettled matters shall be executed into a supplemental agreement by both parties through further consultation. The supplement agreement shall have the same effect of this Agreement.

XIII.	Force Majeure

If this Agreement is rendered unable to be performed by any event of force majeure, it shall be voided automatically.

XIV.	Dispute Resolution: any dispute arising from the performance of this Agreement may be resolved through litigation in court at the location of any party.

XV.	This Agreement is executed into four duplicates. Each party shall hold two duplicates.

Party A: Jilin Province Yongxin Chain Drugstore Ltd. (Seal)

Party B: Liwen Tian (Signature)

Date: May 15, 2010